               Consent of Independent Certified Public Accountants
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The Board of Directors
The Travelers Insurance Company:

We consent to the use of our report included herein and to the reference to our firm as experts under the heading "Independent Accountants."




KPMG LLP



Hartford, Connecticut
April 30, 1999